            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.
--------------------------------------------------------------------------------

                                                            GIVE THE
                                                        SOCIAL SECURITY
          FOR THIS TYPE OF ACCOUNT:                       NUMBER OF--                        FOR THIS TYPE OF ACCOUNT:
---------------------------------------------  ----------------------------------  ---------------------------------------------
1.         An individual's account             The individual                      9.         A valid trust, estate, or pension
                                                                                               trust

2.         Two or more individuals (joint      The actual owner of the account     10.        Corporate account
            account)                            or, if combined funds, any one of
                                                the individuals(1)

3.         Husband and wife (joint account)    The actual owner of the account     11.        Religious, charitable, or
                                                or, if joint funds, either                     educational organization account
                                                person(1)

4.         Custodian account of a minor        The minor(2)                        12.        Partnership account held in the
            (Uniform Gift to Minors Act)                                                       name of the business

5.         Adult and minor (joint account)     The adult or, if the minor is the   13.        Association, club or other
                                                only contributor, the minor(1)                 tax-exempt organization

6.         Account in the name of guardian or  The ward, minor, or incompetent     14.        A broker or registered nominee
            committee for a designated ward,    person(3)
            minor, or incompetent person

7.         a. The usual revocable savings      The grantor-trustee(1)              15.        Account with the Department of
            trust account (grantor is also                                                     Agriculture in the name of a
              trustee)                                                                         public entity (such as a State or
                                                                                               local
                                                                                              government, school district, or
           b. So-called trust account that is  The actual owner(1)
            not a legal or valid trust under                                                  prison) that receives agricultural
              State law                                                                          program payments

8.         Sole proprietorship account         The owner(4)

                   GIVE THE EMPLOYER
                     IDENTIFICATION
                      NUMBER OF--
---------  ----------------------------------
1.         The legal entity (Do not furnish
            the identifying number of the
            personal representative or
            trustee unless the legal entity
            itself is not designated in the
            account title.)(5)
2.         The corporation
3.         The organization
4.         The partnership
5.         The organization
6.         The broker or nominee
7.         The public entity
8.

------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

   Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for A
Social Security Number Card, or Form SS-4, Application for
Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

-          A corporation.

-          A financial institution.

-          An organization exempt from tax under section
             501(a), or an individual retirement plan.

-          The United States or any agency or instrumentality
             thereof.

-          A State, the District of Columbia, a possession of
             the United States, or any subdivision or instrumentality thereof.

-          A foreign government, a political subdivision of a
             foreign government, or any agency or
             instrumentality thereof.

-          An international organization or any agency or
             instrumentality thereof.

-          A dealer in securities or commodities required to
             register in the U.S. or a possession of the U.S.

-          A real estate investment trust.

-          A common trust fund operated by a bank under
             section 584(a).

-          An exempt charitable remainder trust, or a
             non-exempt trust described in section 4947(a)(1).

-          An entity registered at all times under the
             Investment Company Act of 1940.

-          A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

-          Payments to nonresident aliens subject to
             withholding under section 1441.

-          Payments to partnerships not engaged in a trade or
             business in the U.S. and which have at least one nonresident partner.

-          Payments of patronage dividends where the amount
             renewed is not paid in money.

-          Payments made by certain foreign organizations.

-          Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

-          Payments of interest on obligations issued by
             individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

-          Payments of tax-exempt interest (including exempt-
             interest dividends under section 852).

-          Payments described in section 6049(b)(5) to
             non-resident aliens.

-          Payments on tax-free covenant bonds under section
             1451.

-          Payments made by certain foreign organizations.

-          Payments made to a nominee.

Exempt payees described above must still complete the Substitute Form W-9 enclosed herewith to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER,
FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE EXEMPT ON
THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE
PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO
SIGN AND DATE THE FORM.

Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045,
6049, 6050A and 6050N.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of the recipient's tax return.
Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold
31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION
NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure which is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO
WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE
INTERNAL REVENUE SERVICE.

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